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                     SECURITIES AND EXCHANGE COMMISSION

                           450 Fifth Street, NW
                           Washington, DC  20549

                                  FORM 8-K
                               CURRENT REPORT

                   Pursuant to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934

                              September 3, 1997
                     (date of earliest event reported)

                        PNC MORTGAGE SECURITIES CORP.
                  as Depositor and Master Servicer under a
                      Pooling and Servicing Agreement
                        dated as of September 1, 1997
                       providing for the issuance of

                        $717,371,141 (approximately)

                   MORTGAGE PASS-THROUGH CERTIFICATES
                              SERIES 1997-6

           Delaware              33-84896                T/B/D

          (State or other       (Commission          (IRS Employer
          jurisdiction of       File Number)         Identification
          Incorporation)                             Number)

                          75 NORTH FAIRWAY DRIVE
                       VERNON HILLS, ILLINOIS  60061

                 (Address of principal executive offices)

            Registrant's telephone number, including area code:

                              (847) 549-6500

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Item 5.   Other Events

               The tables and materials filed separately, under cover of Form SE in accordance with Rule 202 of Regulation S-T pursuant to a continuing hardship exemption, were prepared by Goldman, Sachs
          & Co., Donaldson, Lufkin & Jenrette Securities Corporation and PNC Capital Markets, Inc. (the "Underwriters") at the request of certain prospective investors, based on assumptions provided by, and satisfying the special requirements of, such prospective investors. Such tables and assumptions may be based on assumptions that differ from the Structuring Assumptions. Accordingly, such tables and other materials may not be relevant to or appropriate for investors other than those specifically requesting them.

Item 7.   Financial Statements and Exhibits

               The following Exhibit is filed separately, under cover of Form SE in accordance with Rule 202 of Regulation S-T pursuant to a continuing hardship exemption.

          P    99.1 Certain Computational Materials prepared by the Under-
                    writers in connection with PNC Mortgage Securities Corp. Mortgage Pass-Through Certificates, Series 1997-6.

     Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the Prospectus and Prospectus Supplement of PNC Mortgage Securities Corp. relating to its Mortgage Pass-Through Certificates, Series 1997-6.

                                SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                 PNC MORTGAGE SECURITIES CORP.

Date: September 3, 1997                          By:  /s/ Thomas G. Lehmann
                                                      ---------------------
                                                      Thomas G. Lehmann
                                                      Vice President and
                                                      General Counsel